EXHIBIT 23J
                         CONSENT OF INDEPENDENT AUDITORS

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby give our consent to the use in this pre-effective amendment No. 2 to the registration statement for the Amidex Funds, Inc. of all references to our firm included in or made part of this amendment.

/s/ McCurdy & Associates

McCurdy & Associates, CPA's, Inc.
March 4, 1999